SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 14, 2004

Intelligroup, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Thornall Street Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.01. Regulation FD Disclosure

On September 14, 2004 the Company issued a press release updating its progress on filing its quarterly report for the second quarter. The Company will not be able to file its second quarter report by September 17, 2004 as previously anticipated. A copy of the press release is attached hereto as Exhibit 99 and incorporated by reference into this Item 7.01. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By:	/s/ David Distel
Name:	David Distel
Title:	Chief Financial Officer

Date: September 14, 2004